UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 28, 2013

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street Chicago, Illinois 60680-5379 (312) 394-4321	23-2990190

1-1839	COMMONWEALTH EDISON COMPANY (an Illinois corporation) 440 South LaSalle Street Chicago, Illinois 60605-1028 (312) 394-4321	36-0938600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events.

As previously disclosed, in 1999, Commonwealth Edison Company (ComEd) deferred $1.2 billion of gain on the sale of its fossil generating facilities by acquiring like-kind property via a purchase leaseback transaction. The IRS has asserted that the Exelon Corporation (Exelon) purchase leaseback transaction is substantially similar to a leasing transaction known as a sale-in, lease-out transaction (SILO). A SILO is a “listed transaction” that the IRS has identified as a potentially abusive tax shelter under guidance issued in 2005. Exelon continues to believe that its like-kind exchange transaction is not the same as or substantially similar to a SILO. Exelon expects to initiate litigation in 2013 to contest the IRS’s disallowance of the like-kind exchange position.

On January 9, 2013, the U.S. Court of Appeals for the Federal Circuit reversed the U.S. Court of Federal Claims and reached a decision for the government in Consolidated Edison v. United States. The Court disallowed Consolidated Edison’s deductions stemming from its participation in a lease-in, lease-out transaction that the IRS also has characterized as a tax shelter.

In accordance with applicable accounting standards, Exelon is required to assess whether it is more likely than not that it will prevail in litigation. Exelon continues to believe that its transaction is not a SILO and that it has a strong case on the merits. However, in light of the Consolidated Edison decision and Exelon’s current determination that settlement is unlikely, Exelon has concluded that it no longer meets the more likely than not standard. As a result, Exelon expects to record in the first quarter of 2013 a non-cash charge to earnings of approximately $270 million, which represents the full amount of interest expense (after-tax) and incremental state tax expense in the event that Exelon is unsuccessful in litigation. Of this amount, approximately $185 million will be recorded at ComEd and the balance at Exelon. These charges to expense will not be reflected in adjusted (non-GAAP) operating earnings. Exelon and ComEd will continue to accrue interest on the uncertain tax position, and the charges arising from future interest accruals are not expected to be material to the annual operating earnings of Exelon or ComEd. Further, Exelon intends to hold ComEd harmless from any unfavorable impacts of the after-tax interest amounts on ComEd’s equity. As a result of this hold harmless, ComEd will record on its consolidated balance sheet non-cash equity contributions from Exelon in the amount of the net after-tax interest charges attributable to ComEd in connection with the like-kind exchange position. The IRS also continues to assert an $86 million penalty for a substantial understatement of tax with respect to the like-kind exchange position. Exelon continues to believe that it is unlikely that the penalty assertion will ultimately be sustained and therefore no liability for the penalty will be recorded.

This determination for accounting purposes does not alter Exelon’s intent to aggressively litigate the issue through appeals, if necessary, which could take three to five years. Exelon currently expects to initiate the litigation in the United States Tax Court, whose decisions are not controlled by the Federal Circuit’s decision in Consolidated Edison.

In connection with this reassessment of the like-kind exchange position and the charge to ComEd’s earnings, ComEd will be assessing in the first quarter of 2013 whether its goodwill has been impaired. A goodwill impairment, if any, would result in a non-cash charge to expense in the first quarter of 2013, which would not be reflected in Exelon’s adjusted (non-GAAP) operating earnings.

As of March 31, 2013, in the event of a fully successful IRS challenge to Exelon’s like-kind exchange position, the potential tax and after-tax interest, exclusive of penalties, that could become currently payable may be as much as $860 million, of which approximately $260 million would be attributable to ComEd and the remainder to Exelon. ComEd does not intend to seek recovery from its customers of any of the like-kind exchange tax liability should Exelon be unsuccessful in litigation. In addition, Exelon’s portion of this charge and any tax liability in the event of unsuccessful litigation will not have any impact on PECO Energy Company or Baltimore Gas and Electric Company or their customers.

* * * * *

This combined Form 8-K is being furnished separately by Exelon and ComEd (Registrants). Information contained herein relating to any individual Registrant has been furnished by such Registrant on its own behalf. No Registrant makes any representation as to information relating to any other Registrant.

This Current Report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by the Registrants include those discussed herein as well as the items discussed in (1) Exelon’s 2011 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Constellation Energy Group’s 2011 Annual Report on Form 10-K in (a) Item 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 12; (3) the Registrants’ Third Quarter 2012 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 16; and (4) other factors discussed in filings with the Securities and Exchange Commission by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION

/s/ JONATHAN W. THAYER
Jonathan W. Thayer Executive Vice President and Chief Financial Officer Exelon Corporation

COMMONWEALTH EDISON COMPANY

/s/ JOSEPH R. TRPIK, JR.
Joseph R. Trpik, Jr. Senior Vice President, Chief Financial Officer and Treasurer Commonwealth Edison Company

January 31, 2013